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                                                                   Exhibit 10.34

[i2 LOGO]

                        CONFIDENTIAL TREATMENT REQUESTED

                                            PUBLIC MARKETPLACE LICENSE AGREEMENT
                                             Agreement # _______________________
                                                         (to be completed by i2)


This Public Marketplace License Agreement (the "Agreement"), effective as of the later date of execution by the parties hereto (the "Effective Date"), is entered into by and between i2 Technologies, Inc., a Delaware corporation with an office at 11701 Luna Road, Dallas, Texas 75234 ("i2") and Neoforma.com, Inc. ("Company"), a Delaware corporation with a principal place of business at 3061 Zanker Road, San Jose, California 95134, (collectively i2 and Company shall be referred to as the "Parties," and individually as a "Party").

                                    RECITALS

WHEREAS Company is a provider of e-commerce solutions directed towards the Healthcare industry;

WHEREAS Company desires a license to certain software owned by or licensed to i2; and

WHEREAS in consideration for certain license fees described herein, i2 shall license certain software to Company under the terms and conditions set forth herein,

The parties hereby agree as follows:

1.       DEFINITIONS

The following terms when used in this Agreement shall have the following meanings:

1.1. "DERIVATIVE WORK" means a work that is based upon the Licensed Software or related documentation, such as a revision, upgrade, improvement, modification, translation (including compilation or recapitulation by computer), abridgment, condensation, expansion or any other form in which the Licensed Software or the Documentation may be recast, transformed, or adapted, or that, if prepared without authorization by the owner of the Licensed Software or Documentation, would constitute an infringement of intellectual property rights.

1.2. "DOCUMENTATION" means certain user and technical manuals which i2 normally delivers with the Licensed Software.

1.3. "INTELLECTUAL PROPERTY" means any and all intellectual property rights throughout the world including, but not limited to, rights in respect of or in connection with: (1) any Confidential Information; (2) all trademarks, service marks, trade names, designs, logos, slogans and general intangibles of like nature, together with any goodwill, registrations and applications relating to the foregoing; (3) issued patents and pending patent applications; (4) copyrights (including registrations and applications for any of the foregoing);
(5) inventions (whether patentable or not); (6) computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, all documentation, including user manuals and training materials, related to any of the foregoing; and (7) any other technology, know-how, processes, formulae, algorithms, models and methodologies relating thereto.

1.4. "COMPETITOR" of a Party shall mean: (1) in relation to i2: an entity whose business includes the provision of business-to-business, e-procurement or supply chain software, including, by way of example and not limitation, Oracle, SAP, CommerceOne and Ariba; and (2)

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in relation to Company: an entity whose business includes the provision of business-to-business, e-procurement or supply chain marketplace services for healthcare providers and suppliers, including, by way of example and not limitation, Ventro, Medibuy, and Global Health Exchange.

1.5. "LICENSED SOFTWARE" means one copy of the Object Code version of the software as identified in Addendum A attached hereto (or any subsequent addenda for additional software products), including all new releases and versions thereof, and logical successors thereof, including without limitation such software provided as part of Maintenance.

1.6. "MAINTENANCE" means those "Platinum" level maintenance and support services to be provided to Company by i2, as specified in Addendum A attached hereto (or any subsequent addenda for additional maintenance and support services) and described in Addendum C hereto.

1.7. "MAINTENANCE PERIOD" means a one (1) year period, the first such period commencing upon initial delivery of the Licensed Software to Company, and then if Company elects to renew Maintenance each subsequent one (1) period commencing on each anniversary of that date.

1.8. "MARKETPLACE(S)" means Internet-based exchange and information marketplaces for the healthcare market owned by Company and operated by Company, alone or jointly with another entity.

1.9. "OBJECT CODE" means software in machine-readable, compiled binary form.

1.10 "SYSTEM" means collectively the Licensed Software and Documentation.

1.11 "WARRANTY PERIOD" means the first twelve (12) months following the Effective Date.

2. LICENSES

2.1. LICENSE GRANT. Subject to the terms and conditions of this Agreement, including, but not limited to, the payment provisions of Section 4, i2 hereby grants solely to Company a non-exclusive, non-transferable (subject to Section 12.4), term (subject to Section 11) license to: (i) use and copy the Licensed Software and Documentation for the Marketplaces, subject to the restrictions as set forth in this Agreement. All rights in respect of the System not expressly granted hereby are expressly reserved. Company agrees to allow i2, with reasonable prior notice, to enter Company premises during normal business hours to access the System as installed at Company's location, to verify Company's compliance with this Agreement, provided that such entry and access does not hinder Company's operations and is conducted no more than once per year.

2.2. PERSONAL LICENSE. The license granted by Section 2.1 is personal to Company for the Marketplaces and does not extend to any other entity or entities, including any entity or entities holding any equity position in Company.

2.3 LIMITED RIGHT TO USE SYSTEM. Unless specifically authorized by i2 in a separate agreement, Company shall not (i) use the System for any purpose other than Company's own business purpose for the Marketplaces; (ii) except for Marketplace access by Company's customers, allow anyone other than Company's employees, contractors and agents with a need to know having executed confidentiality agreements protecting the Confidential Information, to have physical access to the System (iii) make any copies of the Licensed Software unless granted written permission by i2, except for a reasonable number of operating copies to permit Company to perform its license rights hereunder plus such copies as may be reasonably necessary for back-up, archival and retrieval purposes only; (iv) make any Derivative Works or any other modifications, enhancements, adaptations, or translations of or to the System; or (v) rent or lease the System to any other party. Company may use and copy the System on any number of servers and CPUs, at any Company location, and for any number of Marketplaces and Marketplace users, as Company may reasonably require for operation of its Marketplaces.


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2.4 REVERSE ENGINEERING AND DERIVATIVE WORKS. Except as expressly permitted in the Services Agreement between the Parties, Company shall not (and shall not allow any third party to), unless it receives written consent to do so from i2
(i) decompile, disassemble, reverse translate, decompose, or in any other manner decode or otherwise reverse engineer the System, in order to derive, or attempt to reconstruct, or discover, or for any other reason, any source code form of the System, underlying ideas, algorithms, file formats or programming or interoperability interfaces of the System by any means whatsoever, (ii) modify or incorporate into or with other software or create a Derivative Work of any part of the System, and (iii) disseminate information or analysis (including, without limitation, benchmarks) regarding the quality or performance of the System.

2.5. IRREPARABLE HARM. Any use or attempted use of the System in violation of the restrictions of this Section 2 is a material breach of this Agreement which will cause irreparable harm to i2, entitling i2 to injunctive relief in addition to all legal remedies.

2.6. THIRD PARTY SOFTWARE. Company acknowledges that the System may include software which has been provided by third parties ("Third Party Software") and the licensor of any Third Party Software embedded in the System has a proprietary interest in such software. Company hereby agrees that any Third Party Software licensed hereunder shall be used with the System and not on a stand alone basis.

2.7. DELIVERY OF SYSTEM. Promptly after the Effective Date, i2 shall deliver to Company one (1) electronic copy of the Licensed Software and Documentation. i2 shall promptly deliver to Company each update and new release and version of the Licensed Software provided to Company as part of Maintenance.

2.8. DOCUMENTATION RIGHTS. Company may reproduce the Documentation as is reasonably necessary for back-up and maintenance purposes for internal use only; provided Company re-produces all copyright and other intellectual property notices contained on or in the Documentation on each copy.

2.9. TRADEMARK LICENSE GRANT. Subject to the terms and conditions contained herein, i2 hereby grants to Company, a non-transferable, non-exclusive license to apply i2 trademarks, service marks, logos and other source identifiers specified by i2 in writing to Company as licensed under this Section 2.9 (collectively, the "Marks") in connection with the System only in a manner approved in writing by i2 prior to such application and in any event always in accordance with any i2 established trademark usage policies and procedures notified to Company. Except as expressly stated herein, Company shall not make any other use of the Marks. Upon i2's request, Company shall provide appropriate attribution of the use of the Marks (e.g., through the use of the (TM) or (R) symbols, and appropriate notice regarding reservation of rights) or immediately cease using the Marks. The license granted in this Section 2.9 shall terminate automatically upon the effective date of expiration or termination of this Agreement. All use of the Marks shall inure to the sole benefit of i2 for all purposes. i2 may terminate the license granted in this Section 2.9 and Company's obligations under Section 5.6 immediately if Company uses any Mark in a disparaging manner.


3. PROPRIETARY RIGHTS

3.1. TITLE. Except for the license rights expressly granted in this Agreement, i2 and, if applicable, its licensor, shall at all times retain full and exclusive right, title, and ownership in and to the System and all Intellectual Property contained therein, including (without limitation and subject to any contrary allocation of intellectual property rights agreed in writing between the parties) any and all Derivative Works of the System (or any part thereof), whether or not for the benefit of, or on behalf of Company. This provision shall govern the ownership rights in and to the System in all instances, including, but not limited to, the discontinuation of the business

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operations of Company, the liquidation or dissolution of Company for whatever reason or the institution of voluntary or involuntary bankruptcy proceedings.

3.2. COPYRIGHT NOTICES. Company shall ensure that the proprietary, copyright, trademark and trade secret notices contained in or placed upon the System are affixed to the permitted copy in such manner and location as to give reasonable notice of the proprietary, copyright, trademark and trade secret rights of i2.


4. PAYMENT

4.1. FEES. Company shall make all payments in US dollars. Company shall pay the Initial Payment and all other fees as specified in Addendum A. All other payments shall be due within thirty (30) days after receipt by Company of an invoice or as otherwise specified within this Agreement. All costs of collection, including reasonable attorney's and expert's fees and costs of court, shall be paid by Company.

4.2. TAXES. License fees and all other amounts mentioned in this Agreement do not include any sales, property, use, value added or ad valorem taxes, or any other taxes, levies, duties or other charges based upon this Agreement, all of which shall be paid by Company. In the event i2 is required to pay such taxes, Company shall reimburse i2. Company shall withhold foreign withholding taxes only as required by relevant local country tax law. Company shall provide i2 with notice of withholding of any such tax payment. Company shall not pay for taxes on i2's net income or for sales and use taxes for which Company has provided a valid tax exemption certificate within sixty (60) days of the Effective Date.

4.3. AUDIT. No more than once during any twelve (12) month period, either Party may, upon fourteen (14) days prior written notification to the other Party, employ an independent Certified Public Accountant who is acceptable to both Parties, to audit the books and records of the other Party during normal business hours to confirm the accuracy of any payments due to a Party pursuant to this Agreement. The Certified Public Accountant shall hold all information obtained in strict confidence and shall not disclose such information to any other person or entity except the Parties without the other Party's prior written consent. The Party requesting the audit shall assume the cost of such audit, unless a discrepancy of five percent (5%) or more is discovered in favor of the Party requesting the audit, in which case the audited Party shall be responsible for the cost of the audit.


5. OTHER OBLIGATIONS OF THE PARTIES

5.1. TRAINING. i2 shall offer training to Company at the facilities of i2 as set forth in Addendum A hereto. Company may attend training at Company's expense. If Company requests i2 to deliver training at another location, Company shall reimburse i2 its out-of-pocket expenses, such as travel, lodging and meals, related to such training.

5.2. MAINTENANCE. Company may, at its option, purchase Maintenance services for the System licensed pursuant to this Agreement. i2 reserves the right to alter its standard Maintenance services policy from time to time using reasonable discretion, provided that i2 shall provide Company with written notice of any material changes to the Maintenance services at least sixty (60) days before the commencement of the Maintenance Period in which such changes will be effective. Following the first Maintenance Period, as long as i2 is offering Maintenance, Company may at Company's option renew Maintenance for successive Maintenance Periods of one (1) year each. In the event Company allows Maintenance to lapse, it may thereafter renew such Maintenance for the affected System by paying the then current annual Maintenance Fee plus an amount equal to the aggregate Maintenance Fee that would have been payable for the affected System during the period of lapse.


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5.3. SOURCE CODE ESCROW. Provided Company has paid for Maintenance and is covered by the Maintenance provisions of this Agreement, i2 will escrow the source code for the Licensed Software (excluding Third Party Products) with Fort Knox Escrow Services, Inc. at i2's cost. Company shall be responsible for verification, release, and other costs, if any.

The source code will be released to Company in the event i2 ceases to offer Maintenance to Company or fails in any material respect to perform its Maintenance obligations under this Agreement. Release of the escrowed source code is dependent upon written authorization of such release by both by i2 and Company or the receipt by Fort Knox of a valid court order or arbitration order.

 In the event Fort Knox Escrow Services Inc. terminates the Escrow Agreement, i2 will make all commercially reasonable efforts to promptly enter into an agreement with an alternative escrow agent of similar nature.

The source code will be provided only for the purpose of supporting the Licensed Software. Disclosure of the source code to a third party is prohibited unless approved by i2 in writing. Such third party must be subject to a written confidentiality obligation. The use of the source code shall be subject to the terms and conditions of this Agreement. Company acknowledges that the source code for the Licensed Software is a proprietary, confidential trade secret of i2 and shall not disclose the source code for the Licensed Software for any purpose other than maintenance and support as defined in this Agreement and shall keep the source code in a secured area.

Company has identified Corporate Counsel, located at 3061 Zanker Road, San Jose, California 95134, whose phone number is (408) 468 4000, and fax number is (408) 468 4045 to be the individual to be contacted by either i2 or Fort Knox with regard to escrow deposits.


5.4. PUBLICITY. Company shall permit i2 to bring in potential i2 customers to Company's site locations, upon a mutually agreed-to date and time, provided such potential customers are not direct Company competitors and provided i2 maintains confidentiality in accordance with Section 8 of this Agreement. If requested by i2, Company shall use commercially reasonable efforts to cooperate with i2.

5.5. EXPORT OF SYSTEM. Company acknowledges and agrees that the Confidential Information, the System and the other property of i2 and/or i2's suppliers, in whole and/or in part, may be subject to export controls imposed by the United States Export Administration Act of 1979, as amended, the regulations promulgated thereunder, as well as any future U.S. export control legislation (collectively the "Act") and/or other regulation by agencies of the U.S. Government or other applicable country(ies), which prohibit export or diversion of certain products and technology to certain countries (collectively, the "Export Regulations"). Company will not allow the information and other property disclosed to it, in whole or in part, to be exported or re-exported, or otherwise be distributed outside of the United States, in any manner or by any means, without in each instance complying in full with the Act and any other Export Regulations, obtaining the prior approval of i2 and, to the extent required, (a) the prior approval of the appropriate government authorities of the United States, (b) a validated export license from the Office of Export Administration within the U.S. Department of Commerce and (c) the prior approval of and/or license(s) from the appropriate governmental authorities of any and all other applicable countries. Company will comply with all applicable laws and regulations of the United States of America and any other applicable country in performing its duties under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, i2 may, from time to time, in its sole reasonable discretion, by providing written notice to Company, restrict Company from exporting or re-exporting or otherwise distributing any of the information or other property provided by i2 to specific specified countries. Company will defend, hold harmless and indemnify i2, i2's suppliers and its and their officers, directors employees and/or agents, from and against

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any damages resulting to such party from a breach by Company under this section to the extent caused by Company. Refer to www.bxa.doc.gov.

5.6. BRANDING. Company will prominently display the i2 brand designated by i2 on Company's "Partners" page. The logo and branding shall comply with Company's and i2's respective reasonable trademark usage guidelines and will demonstrate that Company's content is powered by i2, and will include, at a minimum, a logo and the hyperlinked tagline "Powered by i2's TradeMatrix" that links to www.i2.com or such other website or websites as i2 shall notify Company.


6. LIMITED SOFTWARE WARRANTY

6.1. LIMITED WARRANTY. i2 warrants to Company that, during the Warranty Period, the System furnished by i2 will function substantially in accordance with the Documentation. If during the Warranty Period, the System does not function substantially in accordance with the Documentation, Company shall promptly notify i2 in writing of any claimed deficiency. Provided that such deficiency exists and can be replicated by or for i2, i2 shall, within thirty (30) days,
(a) correct or provide an avoidance procedure for such deficiency; or (b) provide Company with a plan acceptable to Company for correcting or providing an avoidance procedure for the deficiency. However, if i2 is unable to correct the System so that it performs substantially in accordance with the Documentation, i2 shall refund all license fees and a pro rata refund of prepaid annual Maintenance fees, whereupon this Agreement and all licenses granted hereby shall terminate. The preceding shall constitute i2's entire liability and Company's exclusive remedy for breach of the warranty set forth herein.

6.2. DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES PROVIDED IN THIS AGREEMENT, THE LICENSED SOFTWARE IS PROVIDED "AS IS" WITHOUT ANY WARRANTY WHATSOEVER. i2 DISCLAIMS ALL WARRANTIES, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. i2 DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN COMPANY WITH RESPECT TO THE LICENSED SOFTWARE. COMPANY SHALL NOT, AND SHALL TAKE ALL MEASURES NECESSARY TO INSURE THAT ITS AGENTS AND EMPLOYEES DO NOT, MAKE OR PASS THROUGH ANY SUCH WARRANTY ON BEHALF OF i2 TO ANY THIRD PARTY. COMPANY HEREBY WAIVES ANY CLAIM THAT THE LIMITED WARRANTY SET FORTH IN THIS SECTION OR THE REMEDY FOR BREACH OF SUCH LIMITED WARRANTY FAILS OF ITS ESSENTIAL PURPOSE.


7. REPRESENTATIONS AND WARRANTIES

GENERAL. Each Party hereby represents and warrants to the other that: (i) such Party has the right, corporate power and authority to enter into this Agreement and to fully perform all its obligations, including the right (including, in the case of i2, all necessary rights and licenses with respect to Third Party Software embedded in or provided with the System) to perform this Agreement and grant all licenses to the full extent and scope granted by such Party herein;
(ii) the execution, delivery and performance of this Agreement by such Party requires no action by or in respect of, or filing with, any governmental body, agency, official or authority; (iii) the execution, delivery and performance of this Agreement by such Party does not and will not (a) contravene or conflict with the corporate charter or bylaws of such Party or (b) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon such Party or (c) the execution, delivery and performance of this Agreement does not and will not violate any agreement existing between such Party and any third party.


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8. CONFIDENTIALITY

8.1. GENERAL DEFINITION. "Confidential Information" shall be deemed to include all information and materials furnished by either Party which: (a) if in written format is marked as confidential, or (b) if disclosed verbally is noted as confidential at time of disclosure, or (c) in the absence of either (a) or (b) is information which a reasonable person would deem to be non-public information and confidential. i2's Confidential Information shall include, but not be limited to, the System.

8.2. EXCLUSIONS. Notwithstanding paragraph 8.1 hereof, Confidential Information shall exclude information that the receiving Party can demonstrate: (i) was independently developed by the receiving Party without any use of the disclosing Party's Confidential Information or by the receiving Party's employees or other agents (or independent contractors hired by the receiving Party) who have not been exposed to the disclosing Party's Confidential Information; (ii) becomes known to the receiving Party, without restriction, from a source other than the disclosing Party without breach of this Agreement and that had a right to disclose it; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the receiving Party; or (iv) was rightfully known to the receiving Party, without restriction, at the time of disclosure.

8.3. COMPELLED DISCLOSURE. If the Confidential Information of a disclosing Party must be disclosed by the receiving Party pursuant to the order or requirement of a court, administrative agency, or other governmental body, the receiving Party shall (i) provide prompt notice thereof to the disclosing Party and (ii) use commercially reasonable efforts without the payment of money to obtain a protective order or otherwise prevent public disclosure of such information.

8.4. CONFIDENTIALITY OBLIGATION. The receiving Party shall treat as confidential all of the disclosing Party's Confidential Information and shall not use or disclose or otherwise permit the disclosure of such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the receiving Party shall use at least the same degree of care which it uses to prevent the disclosure of its own Confidential Information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the disclosing Party's Confidential Information.

8.5. CONFIDENTIALITY OF AGREEMENT. Each Party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other's Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each Party may disclose the terms and conditions of this Agreement; (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in connection with the requirements of an initial public offering or securities filing; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

8.6. REMEDIES. Unauthorized use by a Party of the other Party's Confidential Information will diminish the value of such information. Therefore, if a Party breaches any of its obligations with respect to confidentiality or use of Confidential Information hereunder, the other Party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

9. LIMITATION OF LIABILITY

9.1. THE PARTIES HAVE NEGOTIATED THIS AGREEMENT WITH DUE REGARD FOR COMPANY'S BUSINESS RISK ASSOCIATED WITH ITS USE OF LICENSED SOFTWARE. IN ANY EVENT, EXCEPT FOR BREACHES OF SECTION 8 HEREOF AND/OR LIABILITY UNDER SECTION 10, EACH PARTY'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT

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EXCEED [*]

9.2. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, EXCEPT FOR BREACHES OF
SECTION 8 HEREOF AND/OR LIABILITY UNDER SECTION 10, NEITHER PARTY HERETO (NOR ANY LICENSOR OF THIRD PARTY SOFTWARE) SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, MULTIPLE, OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOST REVENUES, LOST SAVINGS, LOST DATA OR LOST RECORDS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.3. THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, NEGLIGENCE OR OTHER TORT.


10. INDEMNITY

10.1. i2 INDEMNIFICATION. i2 shall indemnify, hold harmless and defend, at its expense, Company from and against any third party claims alleging that the System, or use of the System, infringes any patent, trademark, trade secret, copyright (including moral rights) or other Intellectual Property right of a third party. The indemnity against infringement is solely in connection with the use by Company of the System for the Marketplaces as set forth in this Agreement. The indemnification obligation of this Section 10.1 shall not apply to any claim arising out of (I) the combination of the System with other products or data not claimed to be owned or developed by or on behalf of i2, or approved by i2 in writing, to the extent that the alleged infringement would have been avoided absent such combination, (II) any Derivative Work of the System prepared by anyone other than i2 or a party acting on i2's behalf, or approved by i2 in writing, to the extent that alleged infringement would have been avoided absent such modification, (III) use of the System in breach of the instructions in the Documentation, or (IV) use of other than a current release of the System if such infringement would have been avoided by use of a current release that has been made available to Company.

If a third party's claims substantially interfere with Company's use of the System or if i2 believes that a third party claim may substantially interfere with Company's use of the System, i2, at its sole discretion, may (a) replace the System, without additional charge, with a functionally equivalent and non-infringing product; (b) modify the System to be functionally equivalent and avoid the infringement; (c) obtain a license for Company to continue use of the System and pay any additional fee required for such license: or (d) if none of the foregoing alternatives are commercially reasonable, i2 may terminate the license for the infringing software. In such event, Company shall de-install the infringing software and return all copies to i2. Upon return, i2 shall refund to Company a prorated portion of all license fees paid to i2 reduced on a monthly straight line three (3) year basis and a pro rata refund of prepaid Maintenance fees for the then-current annual period. This Section 10 shall constitute i2's entire liability and Company's exclusive remedy for a claim of infringement.


10.2. COMPANY INDEMNIFICATION. Company shall hold harmless and defend, at its expense, i2 from and against any third party claims alleging (i) use of the System by Company in a manner other than as authorized by this Agreement, and
(ii) or arising out of or in connection with the business operations and services offered by Company to the extent that the third party claim is not directly related to the failure of the System to operate substantially in accordance with the Documentation or Specifications.

10.3. NOTICE OF INDEMNIFICATION. A Party seeking indemnification pursuant to this Section 10 (an "Indemnified Party") from or against the assertion of any claim by a third person (a "Third Person Assertion") shall give prompt notice to the Party from whom indemnification is sought (the



*Confidential treatment requested.


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"Indemnifying Party"); provided, however, that failure to give prompt notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

10.4. ASSUMPTION OF DEFENSE. Within ten (10) business days of receipt of notice from the Indemnified Party pursuant to Section 10.3 hereof, the Indemnifying Party shall have the right exercisable by written notice to the Indemnified Party, to assume the defense of a Third Person Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel, which shall be reasonably acceptable to the Indemnified Party.

10.5. FAILURE TO DEFEND. If the Indemnifying Party (a) does not assume the defense of any Third Person Assertion in accordance with Section 10.4 hereof; or
(b) having so assumed such defense, unreasonably fails to defend against such Third Person Assertion, then, upon ten (10) days' written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Third Person Assertion. In such event, the Indemnified Party shall be entitled under this Section 10 as part of its damages to indemnification for the costs of such defense.

10.6. CONFLICTS OF INTEREST. If the Indemnifying Party has been advised by the written opinion of counsel to the Indemnified Party that the use of the same counsel to represent both the Indemnified Party and the Indemnifying Party would present a conflict of interest, then the Indemnified Party may select its own counsel to represent the Indemnified Party in the defense of the matter and the costs of such defense shall be borne by the Indemnifying Party. The Indemnifying Party shall be entitled to continue to handle its own representation in such matter through its own counsel.

10.7. SETTLEMENT. The Party controlling the defense of a Third Person Assertion shall have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion.

10.8. PARTICIPATION. The Indemnifying Party and the Indemnified Party shall cooperate, in the defense or prosecution of any Third Person Assertion. The Indemnified Party shall have the right to participate, at its own expense, in the defense or settlement of any Third Person Assertion.

10.9. EXCLUSIVE REMEDY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXCEPT FOR A CLAIM UNDER SECTION 8 HEREOF, THE FOREGOING STATES EACH PARTY'S ENTIRE LIABILITY, AND EACH OTHER PARTY'S EXCLUSIVE REMEDY FOR INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT.


11. TERM AND TERMINATION

11.1. TERM. This Agreement shall take effect on the Effective Date and shall continue in full force and effect for a period of three (3) years thereafter ("Initial Term"), unless renewed in accordance with Section 11.2 or terminated earlier in accordance with the terms of this Agreement.

11.2. RENEWAL. Company shall have the option to renew the Agreement for an additional two (2) year renewal term upon (i) written notice to i2 at least sixty (60) days before the expiration of the Initial Term and (ii) payment of an additional license fee of $[*] to be received by i2 prior to commencement of the renewal term. Company shall also have the option to renew maintenance for any such renewal term upon payment of the annual Maintenance Fee of $[*] per year.

11.3. TERMINATION. Should a Party ("Defaulting Party") materially breach its obligations under this Agreement, the other Party may notify the Defaulting Party of such breach and give the Defaulting Party no less than thirty (30) days prior written notice in which to correct the breach. Should the Defaulting Party not correct the breach within that time then the other Party shall, in its sole discretion, have the right (in addition to all other rights at law and in equity) to terminate this

* Confidential treatment requested.

Agreement and the license granted to Company hereunder by sending written notice of such termination to the Defaulting Party and such termination shall be effective upon the receipt of the termination notice. Termination of this Agreement for breach by the Defaulting Party shall not relieve the Defaulting Party of any obligation incurred hereunder prior to the date of termination.

This Agreement and the license grant provided herein, may be immediately terminated by a Party if (i) the other Party, through merger, acquisition, consolidation, other reorganization, becomes a controlling entity of, is controlled by, or in common control with, a Competitor of the first Party, (ii) any dissolution or liquidation proceedings of the other Party are initiated,
(iii) the other Party ceases its business operations, or (iv) Company uses the System for any other purpose other than the Marketplaces, or (v) any bankruptcy, insolvency, or similar proceedings be instituted by or against the other Party, or if the other Party should make a general assignment for the benefit of creditors.

Upon the expiration or termination of this Agreement, or upon the end of the Wind Down Period set forth below, Company agrees to promptly cease using the System and all Confidential Information of the other Party shall be immediately destroyed or returned to such Party.

11.4. [*]. Upon any non-renewal, expiration or termination (other than a termination by i2 in accordance with Section 10 or Section 11.3), Company may [*].

11.5. SURVIVAL OF CERTAIN TERMS. The following provisions of this Agreement shall survive any expiration or termination hereof: 3, 4, 6, 7, 8, 9, 10 (but only with respect to events occurring prior to such expiration or termination), 11 and 12.

12. MISCELLANEOUS PROVISIONS

12.1. ENTIRE AGREEMENT. This Agreement, including the applicable Addenda attached hereto and made a part hereof, may be modified or amended only by a written instrument signed by duly authorized representatives of both Company and i2. The pre-printed terms and conditions of any purchase order, invoice or other document issued by a Party in connection with this Agreement which are in addition to or inconsistent with the terms and conditions of this Agreement shall not be binding on the other Party and shall not be deemed to modify this Agreement. No term or provision contained herein shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the waiving Party.

12.2. GOVERNING LAW AND JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF ITS CHOICE OF LAW PRINCIPLES.

12.3. NO LIENS. Company shall not impose or incur, and shall not permit the imposition or placement of, any liens, security interests or other encumbrances on, with respect to, or relating to the System.

12.4. BINDING UPON SUCCESSORS AND ASSIGNS. Neither Party shall assign or delegate this Agreement or any right or obligation hereunder, by operation of law or otherwise, without the prior written consent of the other Party, and any purported assignment or delegation shall be void and without force or effect. Notwithstanding the foregoing: (i) i2 may assign the receivables under this Agreement and (ii) a Party may assign this Agreement in connection with a change of control of that Party to an entity that is not a Competitor of the other Party; provided that (a) any permitted successor to the assigning Party shall be bound by each and every obligation and restriction to which the assigning Party is bound hereunder and (b) the assigning Party shall provide the other Party with prompt notice of the relevant assignment of this Agreement. For purposes of this paragraph, "change of control" shall mean the direct or indirect acquisition of either (I) the majority



*Confidential treatment requested.

of the assigning Party's voting stock or (II) all or substantially all of the assets of the assigning Party to which this Agreement relates in a single transaction or a series of related transactions.

12.5. SEVERABILITY. If any provision of this Agreement is found to be invalid or unenforceable, such provision shall be severed from the Agreement and the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties.

12.6. AMENDMENT AND WAIVERS. Any terms or provisions of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by a duly authorized representative of the Party to be bound. The failure of either Party to enforce, at any time, any of the provisions of this Agreement or the failure to require, at any time, performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor shall it in any way affect the ability of either Party to enforce each and every such provision thereafter. The express waiver by either Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

12.7. NOTICES. Any notice, demand, or request with respect to this Agreement shall be in writing and shall be effective only if it is delivered by hand or overnight courier or mailed, certified or registered mail, postage prepaid, return receipt requested, addressed to the appropriate Party as set forth below. Such communications shall be effective when they are received by the addressee; but if sent by certified or registered mail in the manner set forth above, they shall be effective not later than three (3) days after being deposited in the mail. Any Party may change its address for such communications by giving notice to the other Party in conformity with this paragraph.

To i2:
i2 Technologies, Inc.
Attn: Corporate Counsel
11701 Luna Road
Dallas, Texas 75234

To Company:
Neoforma.com, Inc.
Attn: Corporate Counsel
3061 Zanker Road
San Jose, California  95134

12.8 FEDERAL GOVERNMENT LICENSE. Company shall ensure that any contract between Company and the United States government in connection with the System or the Documentation shall include the following:

The System and Documentation, shall be considered "commercial computer software," and Company shall place a notice provision, in addition to the applicable copyright notices, on the Documentation and media label, substantially similar to the following: "U.S. GOVERNMENT RESTRICTED RIGHTS. Programs, and Documentation, delivered subject to the FAR 52.227-19. All use, duplication and disclosure of the Programs and Documentation by the U.S. Government shall be subject to the applicable i2 license agreement and the restrictions contained in subsection (c) of FAR 52.227-19, Commercial Computer Software - Restricted Rights (June 1987). Owner and Licensor is i2 Technologies, Inc., 11701 Luna Road, Dallas, Texas 75234.

12.9 REMEDIES NON-EXCLUSIVE. Except as otherwise expressly provided, any remedy provided for in this Agreement is deemed cumulative with, and not exclusive of, any other remedy provided for in this Agreement or otherwise available at law or in equity. The exercise by a Party of any remedy shall not preclude the exercise by such Party of any other remedy.

12.10 INDEPENDENT CONTRACTORS. The parties are independent contractors. Nothing contained herein or done pursuant to this Agreement shall constitute either Party the agent of the other Party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint ventures.

12.11 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.12 COUNTERPARTS. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING WITH RESPECT TO THE SUBJECT MATTER HERETO, BETWEEN COMPANY AND i2 WITH RESPECT TO THE SYSTEM AND MAINTENANCE TO BE FURNISHED HEREIN. THIS AGREEMENT SUPERSEDES ALL PRIOR COMMUNICATIONS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of the last signature below.

NEOFORMA.COM, INC.                          i2 TECHNOLOGIES, INC.


By: _____________________________           By: _____________________________
         (Authorized Signature)                   (Authorized Signature)

Printed Name:_____________________          Printed Name: ____________________

Title: ____________________________         Title: ___________________________

Date: ____________________________          Date: ___________________________

PUBLIC MARKETPLACE LICENSE AGREEMENT
ADDENDUM A
LICENSED SOFTWARE


Company Name:     NEOFORMA.COM, INC.
                           3061 ZANKER ROAD
                           SAN JOSE, CALIFORNIA  95134


ATTACHED TO AND MADE PART OF THE PUBLIC MARKETPLACE LICENSE AGREEMENT BETWEEN i2 AND COMPANY.

LICENSED SOFTWARE:
i2 TradeMatrix Platform with Extensions
[*]

MarketMaker Services
   [*]

Collaboration
   [*]


* Confidential treatment requested.

PUBLIC MARKETPLACE LICENSE AGREEMENT
ADDENDUM A (CONTINUED) LICENSED SOFTWARE

PAYMENT SCHEDULE:

Licensed Software Fees:                                            $ [*]

First Year Maintenance:   __ Silver  _ _ Gold  X Platinum  Plan    $ [*]
                                                                   -----------

Total Due                                                          $ [*]

Initial Payment                                                    $ [*]

Net Agreement Balance                                              $ [*]

Company shall pay to i2 $[*] due on 12/31/2000 (including $[*] for Licensed Software Fees and $[*] for Year 1 Maintenance).

Company shall pay to i2 [*] due on [*] (including $[*] for Licensed Software Fees and the remaining $[*] for Year 1 Maintenance) according to the terms set forth in the Common Stock Purchase Agreement between the parties.

The total Maintenance is $[*] for the first year (in 2 equal payments as set forth above).

If Company elects to renew Maintenance for Year 2 and/or Year 3 and each year of any renewal term, Company shall pay Maintenance fees in the amount of $[*] per year annually in advance.


REVENUE SHARE SCHEDULE:
Company will offer to its customers [*] and [*]. Company agrees to i2 a revenue share fee as set forth below.

[*]. Company agrees to pay i2 a revenue share fee based on a percentage of the [*]. Such revenue share fee will commence upon the [*]. Notwithstanding the foregoing, in no event will revenue share fees be due to i2 prior to [*]. The revenue share fees for [*] are as follows:


[*]


[*]. Company agrees to pay i2 a revenue share fee based on a percentage of [*]. The revenue share fees for [*] offerings are as follows:

* Confidential treatment requested.

[*]


C. [*]. Company agrees to pay i2 a revenue share fee generated by Company due to the offering by Company of [*]. The revenue share fees for [*] shall be equal to the above percentage of the greater of: [*]

Company and i2 will mutually agree to the [*], excluding [*].

D. [*]. i2 agrees to pay Company a percentage of [*] revenue generated from any sale of [*] and/or [*] to a [*] in which Company and i2 have [*]. Such [*] are expressed as a percentage of [*] derived from the [*] and i2 agrees to pay Company [*] of such [*] derived from the [*] within [*] of receipt by i2 of amounts due from the customer. i2 agrees to allow Company to audit the books and records of Company as necessary to determine that such fees are being paid properly.

Company and i2 will mutually agree upon a process for [*] within thirty (30) days of execution of this Agreement.

Company agrees to pay i2 the revenue share fee for [*] within [*] following the end of each [*]. i2 agrees to pay Company the [*] within [*] following the end of each [*].

TRAINING FEES

Standard Training Fees represent one student spending one day in an i2 standard training class in an i2 training center. Private Training Fees represent one student spending one day in a private i2 training class offered to a single customer only and do not include instructor's travel, set up or living expenses. Customization Fees are charged for 5 person-days of customization effort. Customization is a required feature of private classes. Tuition for all classes must be remitted to i2 in advance in order for students to have a confirmed seat, and can be paid by Company check or credit card.


                             Standard Training Fee per       Private Fee per
Location                          person per day             person per day         Customization Fee
--------                     --------------------------      ----------------       -----------------
US & Canada                              [*]                          [*]                 [*]
Latin America                            [*]                          [*]                 [*]
Asia/Pacific                             [*]                          [*]                 [*]
Japan                                    [*]                          [*]                 [*]
Europe                                   [*]                          [*]                 [*]
South Africa                             [*]                          [*]                 [*]

Company shall pay the above standard training fees subject to [*].

* Confidential treatment requested.

i2 shall provide training [*].

INSTRUCTIONS FOR PAYMENTS:

                                          FOR WIRE TRANSFERS - US             FOR WIRE TRANSFERS - NON-US
LOCKBOX ADDRESS:                          DENOMINATED ONLY:                   DENOMINATED ONLY:
---------------------------------------------------------------------------------------------------------
i2 Technologies, Inc.                     i2 Technologies, Inc.               i2 Technologies, Inc.
P. O. Box 910371                          Account # 32407006380               Account # 4311262398
Dallas, Texas  75391-0371                 Chase Bank Texas                    Wells Fargo Bank
                                          Dallas, Texas  75201                Dallas, Texas 75202

FOR COURIER OR FED-EX DELIVERY TO         ABA# 113000609                      ABA # 121000248
LOCKBOX:                                  SWIFT Code TCBKUS44

i2 Technologies, Inc.
Lockbox # 910371
c/o Chase Bank Texas
717 N. Harwood Street, 6th Floor
Dallas, Texas  75201-6507

Licensed Software is FOB shipping point.



NEOFORMA.COM, INC.                          i2 TECHNOLOGIES, INC.


By: _____________________________           By: _____________________________
         (Authorized Signature)                    (Authorized Signature)

Printed Name:_____________________          Printed Name: ____________________

Title: ____________________________         Title: ___________________________

Date: ____________________________          Date: ___________________________


* Confidential treatment requested.

PUBLIC MARKETPLACE LICENSE AGREEMENT
ADDENDUM B
ADDITIONAL TERMS: SALES & MARKETING


Company Name:     NEOFORMA.COM, INC.
                  3061 ZANKER ROAD
                  SAN JOSE, CALIFORNIA  95134


ATTACHED TO AND MADE PART OF THE PUBLIC MARKETPLACE LICENSE AGREEMENT BETWEEN i2 AND COMPANY.

A. i2 PROVIDED RESOURCES. i2 agrees to provide the following sales and marketing resources to Company [*]:

1. [*]. i2 will provide a minimum of [*] dedicated to [*]. Additionally, i2 agrees to provide [*]

2.       [*]. i2 will provide [*] that will be responsible for [*]

3.       [*]. i2 and Company will [*] Company and i2 will agree upon the [*]

4.       [*]. i2 will make available to Company [*]

B. MARKETING AND BRANDING.

1. Company and i2 will [*] within sixty (60) days of execution of this Agreement. Such [*] will include, but not be limited to, [*] i2 and Company may agree to additional joint promotional activities, such as trade shows, advertising or other public relations efforts. i2 agrees to [*]

2. The Parties shall each establish a main marketing and sales point of contact between the Parties.

3. i2 and Company shall use its commercially reasonable efforts to execute upon its obligations agreed to by the Parties in the [*]. Company and i2 agree to [*].

4. i2 and Company agree to issue a mutually acceptable press release regarding this Agreement as soon as practicable following the execution of this Agreement.


* Confidential treatment requested.

C. [*]. Within thirty (30) days of execution of this Agreement, Company and i2 will mutually agree upon appropriate [*] their respective salespeople.

D. [*]. Within thirty (30) days of execution of this Agreement, Company and i2 will mutually agree upon appropriate [*]. To the degree that there is a dispute on [*] between the parties, i2 and Neoforma will each appoint one individual to resolve the dispute. If the dispute is not resolved it will be escalated to the executive sponsors of both parties for resolution.




NEOFORMA.COM, INC.                          i2 TECHNOLOGIES, INC.


By: _____________________________           By: _____________________________
         (Authorized Signature)                     (Authorized Signature)

Printed Name:_____________________          Printed Name: ____________________

Title: ____________________________         Title: ___________________________

Date: ____________________________          Date: ___________________________


* Confidential treatment requested.

PUBLIC MARKETPLACE LICENSE AGREEMENT
ADDENDUM C

Company Name:     NEOFORMA.COM, INC.
                  3061 ZANKER ROAD
                  SAN JOSE, CALIFORNIA  95134


ATTACHED TO AND MADE PART OF THE PUBLIC MARKETPLACE LICENSE AGREEMENT BETWEEN i2 AND COMPANY.

                                 i2 MAINTENANCE
                                   i2PLATINUM


i2Platinum is our most comprehensive customer support program, providing a proactive approach to problem prevention and resolution to customers that cannot afford downtime in their mission critical business applications. i2Platinum is designed to ensure maximum productivity in the business environment by promoting world class reliability through proven best practices, dedicated ownership and round the clock support. The i2Platinum program offers all of the features within i2Gold and i2Silver, and includes the following additional benefits:

Support coverage 24 hours a day, 7 days a week
Advanced solution acceptance planning
Access to i2's eSupport for unlimited number of Customer Contacts
Yearly on-site reviews
Dedicated Support Consultant
Assigned Customer Success Manager
Parallel environment hosting
Accelerated response and resolution
Guaranteed 15 minute worldwide emergency response

                                 PROGRAM DETAILS
                                SUPPORT COVERAGE

The coverage that is available to customers varies with the support program. i2Silver customers are covered 8 hours a day 5 days a week whereas i2Gold customers have the added benefit of an On Call service that is available round the clock to address fatal production issues. i2Platinum customers are entitled to 24 hours a day 7 days a week of support coverage.

All issues reported to support are tracked and maintained on a central database that is accessible through eSupport. Once an issue is reported a support consultant will be assigned to the issue in accordance with the severity of the problem being encountered. Appendix - 1 is a guide to resolution expectations.

                       SOFTWARE AND DOCUMENTATION UPGRADES

i2 provides customers with free ongoing software and documentation upgrades for all the products that a customer has licensed as long as the customer maintains a valid and current maintenance agreement. All supported upgrades will include documentation and i2 will ship one set of hard copy documentation per customer when available. Additional copies of hard copy documentation can be provided at an additional cost that is negotiated when the initial license contract is signed or at the time the request. First time shipments are automatically shipped once the license agreement is approved, consequent shipments must be requested by the Designated Customer contact and are approved by i2s legal department before shipping.

                                    eSUPPORT
i2's eSupport provides customers round the clock access to customer support through real time issue monitoring, on-line case submissions, solution research capabilities, documentation downloads and a host of other features. To request access to eSupport, log on to http://www.support.i2.com. i2 restricts eSupport access to the 2 or 6 Designated Customer contacts for i2Silver and i2Gold respectively.

                                RHYTHM USER GROUP
The RHYTHM User Group (RUG) is a nonprofit organization of i2 customers and partners (third party vendors and consulting companies) who share the goal of partnering with i2 to improve the value delivery of RHYTHM solutions. RUG creates forums in the form of meetings, conferences and discussion groups to provide feedback that influences product/solution direction within i2. RUG members enjoy such privileges as online enhancement voting, preview to future enhancements and access to discussion groups. i2 sponsors all customers to a one-year introductory membership to RUG. For more information on RUG log on to http://www.i2-rug.org

                           LIVECHECK AND LIVECHECKPLUS
i2's unique LiveCheck service evaluates the operation readiness and conducts a formal transition of customers going live with the RHYTHM solution. i2Gold and i2Platinum programs include LiveCheckPlus, which augments LiveCheck with an on-site readiness.

LiveCheckPlus also involves a proactive role by the Assigned Support Consultant in preparing for the go-live phase during which he/she participates in implementation/solution reviews and the evaluation and execution of implementation test plans. On-site audits are conducted on a mutually agreed to, as needed, basis and i2Gold and i2Platinum customers are entitled to a pre-determined number of free consulting hours that is based on the nature of the implementation and the details of the contract between i2 and the customer.

                         PROACTIVE NOTIFICATION SERVICE
i2 proactively broadcasts important notifications to customers by e-mail. Notifications are tailored to the customer based on the RHYTHM solutions that have been licensed. To receive these notifications, customers must register their Designated Customer Contacts on eSupport.

     SOLUTION ACCEPTANCE PLANNING AND ADVANCED SOLUTION ACCEPTANCE PLANNING
A successful rollout of the RHYTHM solution involves careful planning for the acceptance process. Through the implementation phase, i2 Customer Support will share its extensive experience and proven i2 best practices including the RHYTHM Implementation Test Plan (RITP) methodology, to put you on course to a successful ownership of your solution. i2Platinum customers receive additional guidance and training through customized on-site workshops and acceptance test development sessions conducted by a dedicated Customer Solution Management team. On-site sessions are conducted on a mutually agreed to, as needed, basis and i2Platinum customers are entitled to a pre-determined number of free consulting hours that is based on the nature of the implementation and the details of the contract between i2 and the customer.

                             MONTHLY STATUS SUMMARY
i2Gold and i2Platinum customers will receive a monthly summary of their cases from the Support Consultant assigned to them. The summary will include case statistics, status updates and feedback on how we can continue to work together to further improve the response and resolution times of issues.

                    ASSIGNED VS DEDICATED SUPPORT CONSULTANT i2Gold and i2Platinum customers are entitled to an Assigned Support Consultant for each product/solution. The Assigned Support Consultant will be identified prior to the go-live phaseand will work as a single point of contact to coordinate all issues reported by the customer. A Support

Consultant may be assigned to more than one customer, and will prioritize the resolution of issues reported by his/her customer based on severity.

i2Platinum customers have the privilege of having a Support Consultant dedicated to their needs. The primary responsibility of a Support Consultant dedicated to a customer is to resolve the issues of his/her customer irrespective of other issues in his/her work queue. The Dedicated Support Consultant is the first level of escalation for any customer issues.

                             MISSION CRITICAL ACCESS
In a mission critical environment, rapid resolution to fatal or critical issues may depend on the ability of the Support Consultant to have immediate access to the customer environment. In the case of i2Gold and i2Platinum customers, i2, with the cooperation of the customer, will establish remote access to the customer's development, QA or test environment. i2 will bear the cost of software and hardware required for this access at its end, provided the customer bears similar costs at their end in addition to the cost of maintaining the access.

                             PRIORITY CASE HANDLING
Throughout the life cycle of a support issue, issues reported by i2Gold and i2Platinum customers are treated with higher priority than issues reported by i2Silver customers, given that the severity of the cases are identical.

                          SOLUTION ENHANCEMENT SUPPORT
i2 is committed to the continuous improvement of its RHYTHM solutions to help customers generate even greater value with each software upgrade. i2Gold and i2Platinum customers will benefit from the experience of their Assigned/Dedicated Support Consultant who will provide modeling support to continuously enhance and upgrade their RHYTHM solution to utilize new features and functionality. i2Gold and i2Platinum customers are entitled to a pre-determined amount of free modeling support that is based on the nature of the implementation and the details of the contract between i2 and the customer.

                     EARLY AVAILABILITY PROGRAM ELIGIBILITY
i2Gold and i2Platinum customers are eligible to apply for the Early Availability Program. The Early Availability Program provides the customer with the opportunity to test a software release in their own environment prior to the general customer release. The customer can ensure that the software meets their requirements and that it functions correctly in their environment. The Early Availability Program enables customers to identify and report problems with the software during the product development cycle. Acceptance into the Early Availability Program is at i2's discretion.

                  FIRST LEVEL SUPPORT FOR THIRD PARTY PRODUCTS i2Gold and i2Platinum customers that wish to work through i2 for all their application support needs that encompass their solution can now make a choice to do so. i2 will work with customers to investigate the possibility of providing first level support to additional Third Party Products that work with or are related to i2 solutions.

                             YEARLY ON-SITE REVIEWS
Every year, an i2Platinum customer is entitled to a comprehensive on-site review. This review includes solution model and process reviews, discussions on the business value of available solution enhancements and requirements gathering for future solution enhancements. On-site reviews are conducted on a mutually agreed to, as needed, basis and i2Platinum customers are entitled to a pre-determined number of free consulting hours that is based on the nature of the implementation and the details of the contract between i2 and the customer.

                        ASSIGNED CUSTOMER SUCCESS MANAGER
i2Platinum customers are entitled to an Assigned Customer Success Manager identified prior to the go-live phase who is responsible for providing short, medium, and long-term suggestions for the continued effective use of i2 software. The Assigned Customer Success Manager also plays the role of a Program Manager who is dedicated to ensuring complete customer satisfaction and is a single point of contact for all second level escalations from the Dedicated Support Consultant.

                          PARALLEL ENVIRONMENT HOSTING
i2 will host the environment of i2Platinum customers to proactively verify the impact of software upgrades and to quickly replicate issues that are particular to the customer environment. i2 will support the upgrade and maintenance but the customer will have to bear all cost associated with hardware, operating systems, third party products, middle-ware and setup of the environment.

                       ACCELERATED RESPONSE AND RESOLUTION
i2Platinum customers are entitled to accelerated response and resolution to their issues compared to similar issues reported by i2Silver and i2Gold customers. This combined with priority case handling ensures that i2Platinum customers are placed on the high velocity track to success with their RHYTHM solution. Appendix - 1 is a guide to resolution expectations.

                GUARANTEED 15 MINUTE WORLDWIDE EMERGENCY RESPONSE i2Platinum customers that encounter a fatal production issue are guaranteed a 15-minute response irrespective of where in the world the emergency occurs.

                           APPENDIX 1 : RESPONSE TIMES
The response levels in the tables below are defined as follows :

    FIRST LEVEL             Verbal acknowledgement of receipt of problem report
                            and identification of individual assigned to resolve problem

    SECOND LEVEL            Patch, fix or acceptable workaround provided

    FINAL LEVEL             Official correction, update or new release including
                            documentation


Note: i2's ability to resolve customer issues will depend, in some cases, on the ability of the Designated Customer Contacts to provide accurate and detailed information, and to conduct diagnostic and test activities that will aid the i2 Support Consultant handling the issue to replicate/reproduce the issue. i2 insists that all Designated Customer Contacts be trained in the use of RHYTHM solutions and are be prepared to devote time and resources to working with i2 support to resolve issues.


                ACCELERATED RESPONSE AND RESOLUTION - i2PLATINUM

       SEVERITY CODE      FIRST LEVEL       SECOND LEVEL           FINAL LEVEL             SERVICE LEVEL GOAL
       -------------      -----------       ------------           -----------             ------------------
            NOW             < 1 hour          24 hours           Within 30 days                   99.9%
       (Severity 1)
           HIGH            < 2 hours          48 hours           Within 30 days                     99%
       (Severity 2)
          MEDIUM           < 24 hours         30 days            Within 30 days                     99%
       (Severity 3)
            LOW            < 24 hours         60 days            To be agreed upon                  99%
       (Severity 4)


NEOFORMA.COM, INC.                          i2 TECHNOLOGIES, INC.


By: _____________________________           By: _____________________________
         (Authorized Signature)                   (Authorized Signature)

Printed Name:_____________________          Printed Name: ____________________

Title: ____________________________         Title: ___________________________

Date: ____________________________          Date: ___________________________